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                                                                   Exhibit 99.01

                        CHOICE HOTELS FRANCHISING, INC.
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                           (In thousands of dollars)

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

                                        Balance at      Charges to                              Balance at
                                       Beginning of       Profit                                   End
        Description                       Period         and Loss       Other   Write-offs      of Period
---------------------------------      -----------      ----------      -----   ----------      ----------
Year ended May 31, 1997
  Allowance for doubtful accounts         4,515           2,238           -         (594)          6,159
                                          =====           =====         =====     ======           =====
Year ended May 31, 1996
  Allowance for doubtful accounts         3,976             685           -         (146)          4,515
                                          =====           =====         =====     ======           =====
Year ended May 31, 1995
  Allowance for doubtful accounts         8,743             692           -       (5,459)          3,976
                                          =====           =====         =====     ======           =====
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